                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                               ------------------

                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 2, 1996


                             DUPONT PHOTOMASKS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                   0-20839                         74-2238819
          (COMMISSION FILE NUMBER)      (IRS EMPLOYER IDENTIFICATION NO.)



                                100 TEXAS AVENUE
                            ROUND ROCK, TEXAS  78664
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE, INCLUDING ZIP CODE)


                                 (512) 388-8859
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 5.  OTHER EVENTS.

On October 2, 1996, DuPont Photomasks, Inc. (the "Company" or the "registrant") announced a technology venture for advanced photomask technology development and pilot line fabrication of leading-edge photomasks among the Company and three semiconductor manufacturers: Advanced Micro Devices, Inc., Micron Technology, Inc. and Motorola, Inc.

The venture, a limited liability company called the DPI Reticle Technology Center ("RTC"), will build, equip and operate a free-standing facility next to the existing photomask plant that the Company operates in Round Rock, Texas. It is estimated that the cost of building and equipping the RTC facility will be approximately $40 million. Paul Chipman, currently the Company's vice president of technology, will be the general manager of the RTC, which is expected to begin operations in the second quarter of 1997.

The RTC will focus on deep sub-micron (below 0.35 micron) design rules for photomasks, as well as multiple types of phase shift masks, and masks with aggressive optical proximity correction features. The RTC facility will contain 5,500 square feet of clean room space housed in a 17,000 square foot building.

Based on worldwide sales, DuPont Photomasks, Inc. is the world's leading supplier of photomasks. Operating globally from eight facilities in North America, Europe and Asia, the Company produces and supplies photomasks as well as photoblanks (photomask substrates) and pellicles (protective covers for masks).




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   DuPont Photomasks, Inc.



                                   By:     /s/ Van H. Leichliter
                                      ---------------------------------
                                        Van H. Leichliter,
                                        Executive Vice President,
                                        General Counsel and Secretary

DATE:     October 4, 1996


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